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                                  Exhibit 99.2

                     List of Omitted Schedule and Appendices


Schedule 3 - Preparation for the SEC Financial Statements

Appendices

1.  Accounts
2.  Management Accounts
3.  Business Name Licence
4.  Contracts
5.  Employees
6.  Equipment
7.  John Stephenson Employment Agreement
8.  OEM Sales Revenue
9.  Trade Marks Assignment
10. Stock
11. US Assets